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                                                                     Exhibit 4.3

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (the "Amendment") is made as of March 3, 2000 by and among HUTTIG BUILDING PRODUCTS, INC. (the "Borrower"), the financial institutions listed on the signature pages hereof (the "Lenders") and BANK ONE, NA (having its principal office in Chicago, Illinois) in its individual capacity as a Lender and in its capacity as contractual representative (the "Agent") under that certain Credit Agreement dated as of December 16, 1999 by and among the Borrower, the financial institutions party thereto and the Agent (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

                                   WITNESSETH:

         WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

         WHEREAS, the Borrower, the requisite number of Lenders under
Section 9.3 of the Credit Agreement and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendments to the Credit Agreement:

         1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of March 3, 2000 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

                  1.1. Section 2.14(D) of the Credit Agreement is amended to delete clauses (ii) and (iii) thereof in their entirety and to substitute the following therefor:

                           (ii) The (a) Applicable Eurodollar Margin shall be
                  the greater of (1) 1.75% per annum and (2) the margin over LIBOR or the applicable eurodollar rate charged with respect to the Interim Financing (as defined in Section 7.3(A)(ix) below); (b) the Applicable Floating Rate Margin shall be equal to the Applicable Eurodollar Rate Margin minus 1.00%; (c) the Applicable L/C Fee Percentage shall be equal to the Applicable Eurodollar Margin; and (d) the Applicable Commitment Fee Percentage shall be equal to 0.375% per annum.


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                  1.2. Section 7.2 of the Credit Agreement is amended to add new
         Section 7.2(M) as follows:

                           (M) In the event the Borrower shall have not
                  refinanced the Obligations (including providing cash collateral for all L/C Obligations or a back-to-back letter of credit from an issuer reasonably acceptable to the Issuing
                  Bank) and terminates this Agreement not later than the maturity date of the Interim Financing (as defined in Section 7.3(A)(ix) hereof), (i) Borrower shall, and shall cause each of its Subsidiaries who are parties to the Subsidiary Guaranty, (i )to promptly execute security agreements and financing statements in forms reasonably acceptable to the Agent and the Borrower granting to the Agent on behalf of the Lenders a security interest in Borrower's and such Subsidiaries' accounts receivable and inventory, and (ii) notwithstanding the provisions of this Agreement, including but not limited to Section 7.3(c) hereof, Borrower and such Subsidiaries may, at the time of granting of the security interests described in subpart (i) above, grant and perfect pari passu liens and security interests in their respective accounts receivable and inventory in favor of The Chase Manhattan Bank, as agent for the benefit of the lenders under the Interim Financing.

                  1.3. Section 7.3(A)(ix) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

                           (ix) short-term unsecured Indebtedness provided by
                  The Chase Manhattan Bank or one of its affiliates (and their assignees) to the Borrower, the outstanding principal amount of which shall not exceed $25,000,000 and the other terms and conditions of which shall be substantially similar to the Credit Agreement except that the maturity date thereof shall be the date sixty calendar days after all conditions to the effectiveness of Amendment No. 1 to this Credit Agreement have been satisfied (the "INTERIM FINANCING");

                  1.4. Section 7.3(E) of the Credit Agreement is amended to delete clause (vi) therefrom in its entirety and to substitute the following therefor:

                           (vi) Contingent Obligations of Subsidiaries which are
                  Guarantors under the Guaranty consisting of the guaranty of the Interim Financing,

                  1.5. Section 7.3 of the Credit Agreement is amended to add the following at the end thereof:

                           (S) Pari Passu Payments and Prepayments with Interim
                  Financing; No Reduction of Interim Financing. Without the prior written consent of Agent and the Required Lenders, the Borrower shall not (i) repay or prepay any amount outstanding under the Interim Facility without making a simultaneous ratable



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                  repayment or prepayment (based upon relative outstandings) of the Revolving Credit Obligations and (ii) reduce the commitment or otherwise take action the result of which would be to reduce the aggregate amount available to the Borrower under the Interim Facility to be less than $25,000,000.

                  1.6. Section 7.4(B) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

                           (B) Minimum Consolidated Net Worth. The Borrower
                  shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $65,000,000 plus (b) fifty percent (50%) of Net Income (if positive) earned in each fiscal quarter calculated beginning with the fiscal quarter ending March 31, 2000, plus (c) one-hundred percent (100%) of any positive adjustment to stockholders' equity resulting from any transaction involving any capital contribution to the Borrower or the issuance by the Borrower or any Subsidiary of any Capital Stock to the extent such capital contribution or any other cash or other property received by the Borrower or such Subsidiary from such issuance is used by the Borrower or any Subsidiary to pay all or any part of the purchase price of any Permitted Acquisition.

         2. CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received the following documents:

                  (a) duly executed originals of this Amendment from each of the Borrower and the requisite number of Lenders under Section 9.3 of the Credit Agreement;

                  (b) duly executed originals of a Reaffirmation in the form of Exhibit A attached hereto from each of Rondels, Inc., a Washington corporation, CIPCO Inc., an Illinois corporation; Rugby USA, Inc., a Georgia corporation, and Rugby Building Products, Inc., a Delaware corporation; and

                  (c) The Borrower shall have paid all amounts payable under and pursuant to the terms of Section 10.7(A) of the Credit Agreement and payable pursuant to the separate fee agreement between the Borrower, Banc One Capital Markets, Inc. and the Agent.

         3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.



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                  (b)      Upon the effectiveness of this Amendment and after
                           giving effect hereto, (i) the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties (other than covenants, representations and warranties that are expressly made as of a specific date) shall be deemed to have been remade as of the effective date of this Amendment and (ii) no Default or Unmatured Default has occurred and is continuing.

                  (c)      The Borrower:

                           (i)      has received and has accepted a
                                    fully-underwritten commitment from The Chase
                                    Manhattan Bank (or one of its affiliates) for committed financing to be provided to the Borrower in an amount not less than $200,000,000 for the refinancing of the Obligations, which commitment contains only customary conditions precedent relating to credit facilities of this type;

                           (ii) has reasonably determined that it is able to meet all of the conditions precedent contained in such commitment on or prior to the date sixty calendar days after all conditions to the effectiveness of this Amendment have been satisfied; and

                           (iii) has provided or caused to be provided a true and accurate copy of such commitment letter and term sheet to the Agent and, other than a fee letter in connection therewith, has entered into no other agreements which alter the terms thereof.

         4. REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of


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                           any provision of the Credit Agreement or any other
                           documents, instruments and agreements executed and/or delivered in connection therewith.

         5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. COUNTERPARTS; FACSIMILE EFFECTIVENESS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature page hereto sent to the Agent or the Agent's counsel shall be effective as a counterpart signature provided each party executing such a facsimile counterpart agrees to deliver originals to the Agent thereof.






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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HUTTIG BUILDING PRODUCTS, INC.


By: /s/ BARRY J. KULPA
    ---------------------------------
Name: Barry J. Kulpa
  Title: President and Chief Executive Officer


BANK ONE, NA
(Main Office Chicago),
as Agent and as Lender


By: /s/ NATHAN L. BLOCH
    ---------------------------------
Name: Nathan L. Bloch
  Title: First Vice President


THE CHASE MANHATTAN BANK,
as a Lender


By: /s/ ALAN J. ARIA
    ---------------------------------
Name: Alan J. Aria
  Title: Vice President


COMERICA BANK,
as a Lender


By: /s/ JEFFREY E. PECK
    ---------------------------------
Name: Jeffrey E. Peck
  Title: Vice President





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MERCANTILE BANK NATIONAL ASSOCIATION,
as a Lender


By: /s/ GERALD S. KIRK
    ---------------------------------
Name: Gerald S. Kirk
  Title: Vice President


FIRST UNION NATIONAL BANK,
as a Lender


By:
    ---------------------------------
Name:
  Title:


BANK OF NEW YORK,
as a Lender


By:
    ---------------------------------
Name:
  Title:


THE DAI-ICHI KANGYO BANK, LTD.,
as a Lender


By: /s/ NELSON Y. CHANG
    ---------------------------------
Name: Nelson Y. Chang
  Title: Assistant Vice President


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                                    EXHIBIT A

                                  REAFFIRMATION


         Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of December 16, 1999 by and among HUTTIG BUILDING PRODUCTS, INC. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders") and BANK ONE, NA (having its principal office in Chicago, Illinois), in its individual capacity as a Lender and in its capacity as contractual representative (the "Agent") (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Amendment No. 1 is dated as of March 3, 2000 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: March 3, 2000
                                             RONDELS, INC.
                                             CIPCO INC.
                                             RUGBY USA, INC.
                                             RUGBY BUILDING PRODUCTS, INC.


                                             By /s/ Gregory D. Lambert
                                               ----------------------------
                                             Name: Gregory D. Lambert
                                             Title: Vice President